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                                                                       EX - 99 j


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A of our report dated February 2, 2001, relating to the financial statements and financial highlights which appear in the December 31, 2000 Annual Report to Shareholders of Short-Intermediate Income Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Semi-Annual Reports and Annual Reports" and "Independent Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP
Baltimore, Maryland
April 27, 2001









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